EXHIBIT 99.1

Terra Tech Corp. Announces Sale of its Blüm Reno Retail Assets for $15 Million

Irvine, CA – August 19, 2019 - Terra Tech Corp. (TRTC) (“Terra Tech”) or (the “Company”), a vertically integrated cannabis-focused agriculture company, today announced that it entered into an agreement to sell 100% of the assets of its Blüm Reno dispensary located at 1085 S Virginia St Suite A, Reno, NV 89502, including the building where the dispensary is located, for a purchase price of $15,000,000.

Terra Tech’s Blüm Reno dispensary has been operational since January 2017 and provides cannabis products to the local medical and adult-use, including the Company’s proprietary IVXX™ brand of premium medical cannabis, flowers, shatters, waxes and oils, among other high-quality cannabis products from a range of reputable providers of superior grade medical cannabis.

Derek Peterson, CEO of Terra Tech, commented, ‘‘Selling the cannabis retail license for our Blüm Reno dispensary is another key milestone in our restructuring plan, a strategy that has been implemented to leverage our balance sheet to fuel growth, as opposed to approaching the capital markets more often than is necessary. Our Blüm dispensary in Reno has substantially increased in value since its opening and selling its assets allows the Company to strategically monetize this asset. To move forward with our restructuring strategy, we plan to redeploy the additional capital generated by this sale toward more productive assets in California in areas such as infrastructure and sales and marketing.”

Terra Tech anticipates the closing of the transaction within 90 days, pending all state and local jurisdictional approvals.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its multiple California and Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated cannabis dispensaries throughout California and dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Blüm Retail Stores visit: http://letsblum.com

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Instagram @Letsblum

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

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Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to Terra Tech Corp. (the “Company”) or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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